EXHIBIT 23.2

CONSENT OF GOLDSTEIN GOLUB KESSLER LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
MTM Technologies, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statements and related Prospectus of MTM Technologies, Inc. listed below, and to the incorporation by reference therein of our report, dated June 27, 2007, with respect to the audited consolidated balance sheets of MTM Technologies, Inc. and Subsidiaries as of March 31, 2007, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended.

Registration Statements:

(1) Registration Statement on Form S-3 (No. 333-136058)
(2) Registration Statement on Form S-3 (No. 333-140357)
(3) Registration Statement on Form S-3 (No. 333-131089)
(4) Registration Statement on Form S-3 (No. 333-128434)
(5) Registration Statement on Form S-3 (No. 333-127587)
(6) Registration Statement on Form S-3 (No. 333-123144)
(7) Registration Statement on Form S-3 (No. 333-117549)
(8) Registration Statement on Form S-3 (No. 333-49718)
(9) Registration Statement on Form S-8 (No. 333-126322)
(10) Registration Statement on Form S-8 (No. 333-123147)
(11) Registration Statement on Form S-8 (No. 333-72269)

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 23, 2008